Appendix A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

SNOCONE SYSTEMS INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed (set forth the amount on which the filing fee is calculated and state

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: ______________________________________________________________________________
2)	Form Schedule or Registration Statement No.: ______________________________________________________________
3)	Filing Party: ________________________________________________________________________________________
4)	Date Filed: _________________________________________________________________________________________

SNOCONE SYSTEMS INC.
Suite 440 – 1555 East Flamingo Road
Las Vegas, Nevada, 89119
(619) 284-4807

NOTICE OF PROPOSED ACTION
by Written Consent of a Majority of the Outstanding Shares of common stock was taken on April 13, 2005

To the Stockholders of SNOCONE SYSTEMS INC.:

Notice is hereby given to all stockholders that a majority action of the stockholders (the “Action”) of SNOCONE SYSTEMS INC., a Nevada corporation (“Snocone” or the “Company"), was taken on April 13, 2005 by the holders of a majority of the outstanding shares of Common Stock of Snocone in accordance with Sections 78.315 and 78.320, respectively, of the Nevada Revised Statutes (“NRS”). These five stockholders collectively own in excess of the required majority of the outstanding voting securities of Snocone necessary for the adoption of the action. The Action taken by the majority stockholders consisted of adopting and approving Amended and Restated Articles of Incorporation, including a change in the name of the Company to Who’s Your Daddy, Inc. and a change in the authorized stock of the Company to 120,000,000 shares consisting of 100,000,000 shares of common stock and 20,000,000 shares of preferred stock, par value $0.001 per share. The change to the Company’s Articles of Incorporation will be effected on or after 20 days from the date this Information Statement is mailed to stockholders and is expected to be on or about July 14, 2005 .

Only stockholders of record at the close of business on April 1, 2005 will be entitled to receipt of this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN ANY OF YOUR STOCK CERTIFICATES AT THIS TIME.

By Order of the Board of Directors

/s/ Dan Fleyshman
Dan Fleyshman, President

Approximate date of mailing: June __, 2005

SNOCONE SYSTEMS INC.
Suite 440 – 1555 East Flamingo Road
Las Vegas, Nevada, 89119
(619) 284-4807

INFORMATION STATEMENT

Action by a Majority of Stockholders

The Board of Directors of SNOCONE SYSTEMS INC., a Nevada corporation (“Snocone” or the “Company”), is furnishing this Information Statement to the holders of the Common Stock, $0.001 par value per share, of Snocone in connection with action by the holders of a majority of the issued and outstanding shares of the voting Common Stock of Snocone taken on April 13, 2005, in accordance with Section 78.320 of the Nevada Revised Statutes. The action taken consisted of adopting and approving Amended and Restated Articles of Incorporation, including a change in the name of the company to Who’s Your Daddy, Inc., and a change in the capitalization of Snocone to add 80,000,000 shares of Common Stock and 16,000,000 shares of Preferred Stock, par value $0.001 per share. The amendments to the Articles of Incorporation are being made to provide the Company with more flexibility to conduct equity financing.

This Information Statement is first being mailed to stockholders on June 24, 2005 . Only stockholders of record at the close of business on April 1, 2005 are entitled to notice of the action and to receive this Information Statement.

The Board of Directors and persons owning the majority of the outstanding voting Common Stock of Snocone have unanimously adopted and approved resolutions to effect the change to the Articles of Incorporation and Bylaws of the Company. No other votes are required or necessary. See the section of this Information Statement entitled “Vote Required for Approval” below. The Amended and Restated Articles of Incorporation will be filed with the Secretary of State of Nevada and are expected to become effective on or about July 14, 2005 .

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN ANY OF YOUR STOCK CERTIFICATES AT THIS TIME.

Dissenters’ Rights of Appraisal

The Nevada Revised Statutes do not provide for dissenters’ rights of appraisal in connection with the amendment of articles of incorporation.

Voting Securities and Principal Holders Thereof

The Board of Directors has fixed the close of business on April 1, 2005 as the record date for the determination of the common stockholders entitled to notice of the majority stockholder action by written consent.

On the record date, Snocone had 11,729,952 shares of Common Stock, $0.001 par value, issued and outstanding. The affirmative vote of the holders of a majority of the outstanding shares of the Company was required to adopt and approve the Amended and Restated Articles of Incorporation. The holders of 6,669,700 shares of voting Common Stock, or 56.9% of the Company's outstanding shares on the record date, signed a written consent to take the proposed action on April 13, 2005. This consent is sufficient, without further stockholder action, to effect the adoption and approval of the Amended and Restated Articles of Incorporation by the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of April 12, 2005, certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock, $0.001 par value per share, as adjusted to reflect the share ownership for (i) each executive officer or director of the Company who beneficially owns shares; (ii) each stockholder known to the Company to beneficially own five percent or more of the outstanding shares of its common stock; and (iii) all executive officers and directors as a group. The Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. All of the beneficial owners listed are accessible at 3131 Camino del Rio, N, Suite 1650, San Diego, CA 92108, the Company’s principal offices.

NAME OF STOCKHOLDER	SHARES BENEFICIALLY OWNED	PERCENTAGE OF CLASS OWNED
Vivian Kane – President	0	0.0%
Kevin Day – Director	100,000	0.0085%
Barry Soper –Director	0	0.0%
Who’s Your Daddy, Inc.	4,500,000	38.36%
All Executive Officer and Directors as a Group (3 persons)	100,000	0.0085%

Interest of Certain Persons In or Opposition to Matters to Be Acted Upon

The directors and executive officers of Snocone do not have any substantial interest in the matters to be acted upon.

Vote Required for Approval

The procedure and requirements to effect an amendment to the articles of incorporation of a Nevada corporation are set forth in Section 78.390 of the Nevada Revised Statutes, which provides that proposed amendments must first be adopted by the Board of Directors and then submitted to stockholders for their consideration at an annual or a special meeting and must be approved by a majority of the outstanding voting securities.

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at an annual or a special meeting of the stockholders of a Nevada corporation may be taken by written consent in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power as determined on the record date.

The Board of Directors of Snocone and stockholders owning and having voting power in excess of 50% of the outstanding voting securities of Snocone, as of the record date, have adopted and approved the Amended and Restated Articles of Incorporation. No further votes are required to effect the action.

Amended and Restated Articles of Incorporation

The Amended and Restated Articles of Incorporation completely supersede the existing Articles of Incorporation of the Company. On April 12, 2005 the Board of Directors of the Company signed resolutions advising the adoption of the Amended and Restated Articles of Incorporation and called for approval by a vote of the stockholders of the Company.

The following is a summary comparison of the major changes to the current Articles of Incorporation of the Company. A copy of the Amended and Restated Articles of Incorporation are attached to this Information Statement as Exhibit A. Where relevant, a brief discussion is included explaining the purpose of the change and its effect on stockholders, both positive and negative.

The overall effect of the changes to the Articles of Incorporation of Snocone is to provide the Company with more flexibility to conduct equity financings.

SUBJECT MATTER OF CHANGE	PREVIOUS ARTICLES OF INCORPORATION	AMENDED AND RESTATED ARTICLES OF INCORPORATION
1. Name of Company	Article I SnoconeSystems Inc	Article I, Section 2.1. The name of the Company is Who’s Your Daddy, Inc.
Purpose: To align the name of the Company more closely with its core business, since its merger with Who’s Your Daddy, Inc.
Effect: There is no effect on shareholders from the change in the name of the Company. The name change will facilitate the Company’s shift from the technology industry to the trademark, branding and retail industry associated with Who’s Your Daddy, Inc.

SUBJECT MATTER OF CHANGE	PREVIOUS ARTICLES OF INCORPORATION	AMENDED AND RESTATED ARTICLES OF INCORPORATION
2. Authorized capital	Article II, Section 2.1 24,000,000, consisting of 20,000,000 shares of Common Stock, having a par value of $0.001 per share and 4,000,000 shares of Preferred Stock having a par value of $0.001 per share	Article II, Section 2.1. 120,000,000, consisting of 100,000,000 shares of Common Stock, having a par value of $0.001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.001 per share

Purpose: To enable the board of directors to increase the amount of common shares available to the Company for financing purposes or for acquisitions and the amount of preferred shares available to the Company to establish classes and series of preferred stock with separate rights and preferences to that of common stock.

Effect: Authorizing the additional preferred stock provides the board of directors with a mechanism for establishing a separate class of stock with superior rights to that of the common stock of the Company. The issuance of either common or preferred stock may dilute stock ownership of holders of common stock and thereby reduce their voting power and reduce their rights to the net assets of the Company upon dissolution.

On April 29, 2005, the Company entered into a Securities Purchase Agreement (the “Agreement”) with New Millennium Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the “Investors”) for the sale of (i) $3,750,000 in callable secured convertible notes (the “Notes”) and (ii) stock purchase warrants (the “Warrants”) to buy 2,628,505 shares of our common stock.

On April 29, 2005, the Investors purchased $1,250,000 in Notes and received Warrants to purchase 876,170 shares of the Company’s common stock. The Company received net proceeds of $1,130,000 after deducting expenses of $50,000, prepaid interest of $50,000 and escrow of $20,000 for the payment of key man life insurance

The Investors are obligated to provide the Company with the funds as follows: (1) $1,250,000 was disbursed on April 29, 2005; (2) $1,250,000 will be disbursed within five business days of the filing of the Company’s registration statement with the Securities and Exchange Commission; and (3) $1,250,000 will be disbursed within five business days of the effectiveness of the Company’s registration statement. The Notes are convertible into our common stock, at the Investor’s option, at a conversion price equal to the lower of (i) $1.00 or (ii) 60% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. The conversion is subject to and shall be effective 20 days after the Company files a definitive Schedule 14C and mails a copy to the Company’s stockholders.

The Company continues to pursue opportunities to expand its business through acquisition of assets, marketing programs and strategic relationships that may require the issuance of shares of its common or preferred stock. On June 12, 2005, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PHARB Acquisition Corp., a newly formed andwholly owned subsidiary of the Company, and PHARB University Brand, Inc. (“PHARB”), aprivately held Delaware corporation. Pursuant to the Merger Agreement, PHARB AcquisitionCorp. will merge with and into PHARB, and as a consequence of the merger, PHARB willbecome a wholly owned subsidiary of the Company. The PHARB shareholders will receive an aggregate of one million shares of Snocone common stock as the merger consideration. Theshares of Snocone common stock will be delivered as follows: five hundred thousand (500,000)shares shall be delivered as soon as practicable after the closing and the remaining five hundredthousand (500,000) shares shall be delivered for distribution within fifteen (15) days after thedate the quarterly financial statements of PHARB and the Company have been prepared whichaccount for sales of the PHARB’s products and/or the Company’s products sold throughPHARB’s sales channels, including sales channels developed by the major stockholder ofPHARB, have reached $4,000,000.

As of May 23, 2005, the Company entered into letter agreement with Rich Entertainment Inc. forvarious services to be provided to the Company, pursuant to which the Company will issue shares of its common stock and warrants to purchase common stock to Rich Entertainment Inc. Other than this proposed transaction with Rich Entertainment Inc., the Company’s discussions regarding other business opportunities have not yet resulted in definitive plans, proposals, or arrangements, written or otherwise, to issue any of the additional shares of common or preferred stock.

The additional authorized shares could be used to resist of frustrate a third-party transaction by providing an above-market premium that is favoured by a majority of the independent shareholders. The Company has no other articles, bylaws, or other governing documents that have material anti-takeover consequences. The Company also has no other plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Where You Can Find More Information

Snocone is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the “SEC”). You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web-site that contains information the Company files electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates.

Other Matters

A copy of the proposed Amended and Restated Articles of Incorporation is enclosed herewith as Exhibit A.

Dated: June __, 2005

By Order of the Board of Directors

   /s/Dan Fleyshman
Dan Fleyshman, President

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SNOCONE SYSTEMS INC.

              The undersigned hereby adopts as its chartering document these Amended and Restated Articles of Incorporation.

                            The name of the corporation is “WHO’S YOUR DADDY, INC.” ARTICLE II

              2.1.        Authorized Capital

              The total number of shares that this corporation is authorized to issue is 120,000,000, consisting of 100,000,000 shares of Common Stock having a par value of $0.001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.001 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below. 2.2. Issuance of Preferred Stock by Class and in Series

              The Preferred Stock may be issued from time to time in one or more classes and one or more series within such classes in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend the designation, preferences, limitations and relative rights of the shares (including, without limitation, such matters as dividends, redemption, liquidation, conversion and voting) of any class or series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any class or series, the Board of Directors shall further have the authority, after the issuance of shares of a class or series whose number it has designated, to amend the resolution establishing such class or series to decrease the number of shares of that class or series, but not below the number of shares of such class or series then outstanding.

ARTICLE III

              The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

              3.1 Omnibus.

     To have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized (“applicable corporate law”) and any and all acts amendatory thereof and supplemental thereto.

              3.2.        Carrying On Business Outside State.

              To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

              3.3.        Purposes To Be Construed As Powers.

              The purposes specified herein shall be construed both as purposes and powers and shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

ARTICLE IV

              Except as may be authorized pursuant to Section 2.2 of Article II, no preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

ARTICLE V

              The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

ARTICLE VI

              6.1.        Number of Directors

              The Board of Directors shall be composed of not less than one nor more than six Directors. Except with respect to the initial Director, the specific number of Directors shall be set by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The number of Directors of this corporation may be increased or decreased from time to time in the manner provided herein, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

              6.2.        Classification of Directors

              The Directors shall be divided into three classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election. The term of office of Directors of the second class shall expire at the second annual meeting after their election. The term of office of Directors of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent his or her death, resignation or removal, a Director shall continue to serve despite the expiration of the Director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of Directors.

              6.3.        Removal of Directors

              The shareholders may remove one or more Directors with or without cause, but only at a special meeting called for the purpose of removing the Director or Directors, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director or Directors.

              6.4.        Vacancies on Board of Directors

              If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The shareholders may fill a vacancy only if there are no Directors in office.

ARTICLE VII

              This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by the applicable corporate law, and the rights of the shareholders of this corporation are granted subject to this reservation.

ARTICLE VIII

              The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.

ARTICLE IX

              9.1.        Shareholder Actions

              Subject to any limitations imposed by applicable securities laws, any action required or permitted to be taken at a shareholders meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

              9.2.        Number of Votes Necessary to Approve Actions

              Whenever applicable corporate law permits a corporation’s articles of incorporation to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by shareholders, these Articles of Incorporation hereby specify that the number of shares required to approve such an action shall be such lesser number.

              9.3.        Special Meetings of Shareholders

              So long as this corporation is a public company, special meetings of the shareholders of the corporation for any purpose may be called at any time by the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office, but such special meetings may not be called by any other person or persons.

              9.4.        Quorum for Meetings of Shareholders.

              Except with respect to any greater requirement contained in these Articles of Incorporation or the applicable corporate law, one-third of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the applicable corporate law, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders.

ARTICLE X

              To the full extent that applicable corporate law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the personal liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article X shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

ARTICLE XI

              11.1.       Indemnification.

              The corporation shall indemnify its directors to the full extent permitted by applicable corporate law now or hereafter in force. However, such indemnity shall not apply if the director did not (a) act in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal action or proceeding, have reasonable cause to believe the director’s conduct was unlawful. The corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate Board resolution or contract.

              11.2.       Authorization.

              The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

              11.3.       Effect of Amendment.

              No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

ARTICLE XII

              This Amended and Restated Articles of Incorporation shall become effective upon filing.

              IN WITNESS WHEREOF, the undersigned, President of the corporation, for the purpose of amending and restating the Articles of Incorporation of Snocone Systems Inc., hereby makes, files and records this Amended and Restated Articles of Incorporation and certifies that it is the act and deed of the corporation and that the facts stated herein are true.

/s/Dan Fleyshman	April 27, 2005
Dan Fleyshman, President	Date